Exhibit 1.01

QORVO, INC.

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2021

INTRODUCTION

Qorvo, Inc. (herein referred to as the “Company”, “Qorvo”, “we”, “us”, or “our”) presents this Conflict Minerals Report (“CMR”) for the year ended December 31, 2021 (“Reporting Period”), pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This CMR should be read in conjunction with the definitions contained in the instructions to Form SD and related rules of the Securities and Exchange Commission (“SEC”). The SEC defines “conflict minerals” as columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin, and tungsten (also referred to as “3TG”).

COMPANY DESCRIPTION

Qorvo (Nasdaq: QRVO) is a global leader in the development and commercialization of technologies and products for wireless, wired and power markets. We have two reportable segments: Mobile Products (“MP”) and Infrastructure and Defense Products (“IDP”). MP is a global supplier of cellular, ultra-wideband 802.15.4z, Wi-Fi and other wireless solutions for a variety of applications, including smartphones, wearables, laptops, tablets and the Internet of Things (“IoT”). IDP is a global supplier of radio frequency (“RF”), system-on-a-chip and power management solutions for a wide range of markets, including cellular and IT infrastructure, automotive, renewable energy, defense and IoT. Our MP segment supplies RF solutions to global consumer product companies, and our IDP segment supplies a more diverse portfolio of products with generally longer life cycles to a broader base of customers and end markets. Visit www.qorvo.com to learn how Qorvo connects the world.

During the Reporting Period, Qorvo completed its acquisition of NextInput, Inc. (“NextInput”), a provider of microelectromechanical system-based sensing products, and United Silicon Carbide, Inc. (“United SiC”), a provider of silicon carbide power products. Conflict mineral due diligence activities for both NextInput and United SiC, each of which were privately held companies, are completely integrated into Qorvo’s responsible minerals program, and included in the CMR subsections below.

OVERVIEW

Qorvo is committed to the responsible sourcing of minerals and strives to conduct activities that respect and support human rights throughout its global supply chain. We have worked extensively for 13 years on the issue of conflict minerals and recognize that collaborative efforts among industry stakeholders are needed to identify and mitigate the potential risks associated with 3TG extraction in the Democratic Republic of the Congo or an adjoining country (collectively referred to as the “Covered Countries”). Qorvo is a member of the Responsible Minerals Initiative (“RMI”), where we regularly collaborate with industry peers and other stakeholders to address 3TG related issues and promote responsible mineral sourcing.

Although most of our products contain conflict minerals, Qorvo does not directly source 3TG from mines or “mineral processors” (herein referred to as “smelters and refiners” or “SORs”). Instead, we source components and materials from suppliers, who source their components and materials from sub-tier suppliers. Qorvo is far removed from the mine sites and SORs in its global supply chain, and is therefore considered a “downstream” company, as described by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”). Due to our position in the supply chain, we rely on our suppliers to provide information on the conflict minerals necessary to the functionality and production of Qorvo products, and we collaborate with industry peers and other stakeholders to meet our responsible mineral goals and customer expectations. Suppliers are requested to assist in our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts, including the identification of the smelters and refiners who process the conflict minerals used in the products supplied to Qorvo.

For the Reporting Period, in accordance with Rule 13p-1, we conducted a good faith RCOI to determine if any of the conflict minerals used in our products originated in the Covered Countries, or from recycled or scrap sources. As a result of this effort, we determined that some of the 3TG used in our products may have originated in the Covered Countries. Therefore, we have exercised due diligence to determine the source of these conflict minerals, as described in this CMR below.

Upon the exercise of our due diligence – which is subject to and limited by our ability to obtain reliable information for the conflict minerals used in our products – we have not identified any occurrence where our 3TG sourcing has directly or indirectly financed or benefited armed groups in the Covered Countries.

REASONABLE COUNTRY OF ORIGIN INQUIRY

For the year ended December 31, 2021, Qorvo’s RCOI process began with identifying our “relevant suppliers” and surveying those suppliers with the RMI developed Conflict Minerals Reporting Template (“CMRT”). We identified relevant suppliers based on the unique circumstance of the Company’s operating and reportable segments, taking a risk-based approach to consider: 1) the potential 3TG content in the components and/or materials provided; and 2) revenue for the Reporting Period.

Relevant suppliers were requested to identify the smelters and refiners that processed the 3TG used in their components and/or materials supplied to Qorvo. We evaluated supplier responses for completeness, accuracy, and degree of supply chain risk, and contacted those suppliers whose CMRTs we identified to contain potential risks, and/or incomplete or potentially inaccurate data. We also reviewed the SORs identified by our suppliers against the lists of processing facilities that were validated by a third-party audit program such as the RMI’s Responsible Minerals Assurance Process (“RMAP”), London Bullion Market Association (“LBMA”) Responsible Gold Program, or the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification. We obtained country of origin information for the identified SORs from sources including relevant supplier CMRT responses, the RMI’s RCOI report for member companies, and publicly available resources, if we determined such publicly available information to be reliable.

Results of RCOI

Qorvo conducted a 3TG survey of 151 relevant suppliers, including suppliers from the former NextInput and United SiC supply chains, for the Reporting Period.

As of April 22, 2022, the results of our RCOI were as follows:

•	99% of relevant suppliers provided a CMRT response to our 3TG survey request.

•	Relevant suppliers identified 240 “eligible” SORs which may process the conflict minerals contained in components and/or materials supplied to Qorvo.

•	We know or have reason to believe that some of the 3TG processed by 45 of the 240 SORs may have originated in the Covered Countries and not solely from recycled or scrap sources.

We had one supplier that did not provide a response to our 3TG survey, and one additional supplier that has not yet identified all the SORs supplying 3TG to its supply chain. Due to these limitations in our sourcing data, we were unable to determine the origin of all the conflict minerals used in our products for the Reporting Period. Qorvo’s due diligence with these suppliers is ongoing and we continue to work our escalation process to drive improvements in their responses.

As of April 22, 2022, all SORs that we currently know or have reason to believe may source from the Covered Countries have been validated as conformant to the RMAP.

DUE DILIGENCE DESIGN

Qorvo’s responsible minerals program includes due diligence measures for the use of 3TG in its global supply chain and is designed to conform to OECD Due Diligence Guidance as it relates to our position in the supply chain as a “downstream” company.

DUE DILIGENCE MEASURES PERFORMED

In alignment with the OECD’S five-step framework for risk-based due diligence, Qorvo performed the following activities to exercise due diligence on the source of the 3TG used in our products for the Reporting Period.

(1) Establish Strong Company Management Systems

•

Maintained a Responsible Minerals Policy, which includes Qorvo’s commitment to use responsibly sourced 3TG from the Covered Countries. This Policy is made publicly available on our website at https://www.qorvo.com/about-us/corporate-social-responsibility/our-program. The content of any website referred to in this report is included for general information only and is not incorporated by reference in this report.

•

Maintained an internal team, led by Qorvo’s Environmental, Social and Governance team, to implement our responsible minerals program, ensure relevant suppliers are made aware of Qorvo’s policy and expectations for responsible minerals sourcing, and regularly report on the status of Qorvo’s 3TG due diligence efforts to senior management and other relevant Qorvo employees.

•

Maintained a process to achieve control and transparency over our 3TG supply chain, which utilizes the CMRT and supplier engagement to identify the SORs used in Qorvo’s supply chain, and to obtain the 3TG information necessary to meet legal and customer reporting requirements.

•

Communicated our Responsible Minerals Policy, expectations and requirements to relevant suppliers using multiple channels, including our responsible minerals database and Qorvo’s external website. Specific requirements related to conflict minerals are also included in Qorvo’s standard Purchase Order Terms and Conditions, which are available on our website at https://www.qorvo.com/support/supplier-resources.

•

Maintained a whistleblower policy and our existing grievance mechanism to provide open and effective channels of communication, where employees and other parties can submit concerns regarding ethical issues, or any grievance related to Qorvo policies and procedures. Our whistleblower policy and grievance channel can be accessed from Qorvo’s Corporate, Social and Environmental Responsibility web page at https://www.qorvo.com/about-us/corporate-social-responsibility.

•

Monitored the RMI’s Minerals Grievance Platform, and RMI sub-team discussions for 3TG related issues that could be applicable to Qorvo’s supply chain: http://www.responsiblemineralsinitiative.org/rmap/grievance-mechanism.

(2) Identify and Assess Risks in the Supply Chain

•

Conducted bi-annual surveys or “CMRT campaigns” of our relevant suppliers to identify our 3TG sourcing information, including the smelters and refiners that processed the conflict minerals used in Qorvo products for the Reporting Period, and the country-of-origin information for those conflict minerals.

•

Maintained a database and process to track communications with relevant suppliers, analyze the CMRTs provided by relevant suppliers, aggregate supplier CMRT data for Qorvo reporting, and follow-up with suppliers whose CMRTs we identified to contain potential supply chain risks and/or incomplete or inaccurate data.

•

Reviewed the SOR data provided by our suppliers against the list of processing facilities that have received a “conformant” designation from an independent third-party audit program (herein referred to as “conformant” SORs).

•	Compared the conformant SORs reported by our suppliers to the RMI’s sourcing data, which is provided as a benefit of our RMI membership, to conduct our RCOI.

(3) Design and Implement a Strategy to Respond to Identified Risks

•

Maintained a supplier monitoring procedure, which is designed to identify and mitigate potential risks presented by relevant suppliers not meeting our expectations for the responsible sourcing of conflict minerals.

•	Contacted suppliers whose CMRT contained incomplete or potentially inaccurate information to request additional clarification to ensure accuracy of the 3TG data reported.

•

Provided resources to relevant suppliers to increase awareness of Qorvo’s expectations and requirements for responsible mineral sourcing and to reduce the risk of inaccurate information received from our suppliers.

•	Monitored potential supply chain risks related to relevant suppliers and their 3TG sourcing data in our responsible minerals database.

•	Performed mitigation efforts with relevant suppliers identified as not meeting Qorvo’s requirements to help bring them into compliance.

•	Contacted a portion of SORs identified in our supply chain to encourage their participation in the RMAP.

•

Provided progress updates to senior management summarizing the 3TG data received from our suppliers during Qorvo’s bi-annual CMRT campaigns, and if necessary, the status of any ongoing mitigation efforts.

(4) Support Independent Third-Party Audits of SOR Due Diligence

•	Utilized the due diligence conducted by programs such as the RMI, LBMA and RJC to coordinate third-party audits of global 3TG processors and validate their responsible sourcing practices.

•

Maintained our membership and participation in the RMI, where we were able to contribute to the organization’s ongoing work in identifying and assessing the sourcing practices of SORs. Qorvo leads the RMI’s Smelter Data Management team, which maintains the research data gathered and reported on 3TG processing facilities. We also participate on teams that determine if facilities meet the RMI’s definition of a smelter or refiner, encourage SORs to participate in the RMAP, manage the development of the CMRT form, and develop best practices for supply chain due diligence. The data on which we relied for certain statements in this CMR was obtained through our membership in the RMI, using the RCOI report for Qorvo (Member Code: QRVO).

(5) Report on Supply Chain Due Diligence

•

Communicated the results of our RCOI and due diligence for the Reporting Period through Qorvo’s Form SD and CMR, which are filed annually with the SEC. These reports are available at: https://ir.qorvo.com/node/5876 and https://www.qorvo.com/about-us/corporate-social-responsibility/our-program.

DUE DILIGENCE RESULTS

Inherent Limitation on Due Diligence Measures Taken

The due diligence measures listed above can only provide reasonable, not absolute, assurance regarding the origin of the conflict minerals used in our products. Our due diligence process is based on obtaining accurate 3TG information from our relevant suppliers and those suppliers obtaining similar information from their supply chains to identify the original sources of the 3TG used in our products. As we do not directly purchase from any SORs – nor do the majority of our suppliers – we have very little influence over SOR sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data and may be subject to fraud.

Smelter and Refiner Due Diligence Results

Qorvo has made a reasonable and good faith effort to collect and analyze information on the 3TG smelters and refiners reported by our relevant suppliers for the Reporting Period. As a result, our suppliers identified 246 SORs as potential sources of the 3TG believed to be in Qorvo’s supply chain. We conducted due diligence on these reported facilities, including whether they are actual smelters or refiners (according to the definitions used by the RMI); whether they are currently operational; and whether they are conformant to a third-party audit program such as the RMAP, LBMA or RJC.

Of the 246 potential SORs identified by our suppliers, 6 were subsequently found to be inoperative in 2021, and therefore not eligible for the RMAP. These facilities are not included in this report as “processing facilities” and are not included in the sections below.

Processing Facilities (“SORS”) Identified for the Reporting Period

The use of the terms “smelters and refiners” and “processing facilities” throughout this CMR refers to 3TG entities that 1) were reported in a supplier’s CMRT for the Reporting Period; 2) determined to meet the RMI’s definition of a smelter or refiner; and 3) determined to be operational in 2021. In some cases, our suppliers reported facilities that Qorvo believes are no longer operational. These facilities are not included in this report as “processing facilities” and are not included in the data below. However, we continue to conduct due diligence on such entities and work with our relevant suppliers to improve the quality of the 3TG data reported to Qorvo.

Figure 1: RMAP Participation Status of Identified SORs by Reporting Year

For the purposes of this CMR, participation status is defined in the following manner:

•	Conformant – SOR has been validated by a third-party audit and found to be conformant to relevant audit protocols including the RMAP, LBMA or RJC.

•	Active – SOR is engaged and participating in a third-party audit program but has not yet completed the audit.

•	Non-Participating – SOR has not yet committed to third-party verification of their responsible mineral sourcing processes.

Figure 2: RMAP Participation Status* by Metal for the Reporting Period

*	Data is based on smelter participation status as of March 1, 2022.

Table 1: Identified SORs with Covered Country Sourcing*

All smelters and refiners believed to source from the Covered Countries are conformant to the RMAP as of April 22, 2022.

Mineral	Total SORs Identified	Believed to Source from the Covered Countries	Percentage
Tantalum	35	23	66%
Tin	59	7	12%
Tungsten	38	11	29%
Gold	108	4	04%
Total	240	45	19%

*	Data is based on the RMI’s RCOI report from January 28, 2022.

Table 2: List of Identified SORs in Qorvo’s Supply Chain as of April 22, 2022

Metal	Smelter Name	Smelter ID	Smelter Location
Gold	8853 S.p.A.	CID002763	ITALY
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Agosi AG	CID000035	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES

Metal	Smelter Name	Smelter ID	Smelter Location
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	DODUCO Contacts and Refining GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Italpreziosi	CID002765	ITALY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN

Metal	Smelter Name	Smelter ID	Smelter Location
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	L’Orfebre S.A.	CID002762	ANDORRA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Marsam Metals	CID002606	BRAZIL
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA

Metal	Smelter Name	Smelter ID	Smelter Location
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SAAMP	CID002761	FRANCE
Gold	Safimet S.p.A	CID002973	ITALY
Gold	SAFINA A.S.	CID002290	CZECHIA
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA

Metal	Smelter Name	Smelter ID	Smelter Location
Tantalum	AMG Brasil	CID001076	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	KEMET de Mexico	CID002539	MEXICO
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND
Tantalum	TANIOBIS GmbH	CID002545	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY

Metal	Smelter Name	Smelter ID	Smelter Location
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	CID002773	BELGIUM
Tin	Metallo Spain S.L.U.	CID002774	SPAIN
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN

Metal	Smelter Name	Smelter ID	Smelter Location
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	CID003208	MYANMAR
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Timah Nusantara	CID001486	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	VIET NAM
Tin	Thaisarco	CID001898	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA

Metal	Smelter Name	Smelter ID	Smelter Location
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	CID003388	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Masan High-Tech Materials	CID002543	VIET NAM

Metal	Smelter Name	Smelter ID	Smelter Location
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA

Table 3: Potential Countries of Origin for SORs Identified for the Reporting Period

Countries from which the 3TG used in Qorvo’s products may have originated based on the RMI’s RCOI report dated March 25, 2022.

Algeria	Grenada	Papua New Guinea
Andorra	Guatemala	Peru
Angola	Guernsey	Philippines
Antigua and Barbuda	Guinea	Poland
Argentina	Guyana	Portugal
Armenia	Honduras	Puerto Rico
Australia	Hong Kong	Qatar
Austria	Hungary	Romania
Azerbaijan	Iceland	Russian Federation
Bahamas	India	Rwanda*
Bangladesh	Indonesia	Saint Kitts and Nevis
Barbados	Ireland	San Marino
Belarus	Israel	Saudi Arabia
Belgium	Italy	Senegal
Benin	Jamaica	Serbia
Bolivia (Plurinational State of)	Japan	Sierra Leone
Botswana	Jordan	Singapore
Brazil	Kazakhstan	Sint Maarten
Bulgaria	Kenya	Slovakia
Burkina Faso	Korea, Republic of	Slovenia
Burundi*	Kyrgyzstan	South Africa
Canada	Laos	South Korea
Cayman Islands	Latvia	Spain
Chile	Lebanon	St Vincent and Grenadines
China	Liberia	Sudan*

Colombia	Libya	Suriname
Congo, Democratic Republic of the*	Liechtenstein	Swaziland
Côte d’Ivoire	Lithuania	Sweden
Croatia	Luxembourg	Switzerland
Cuba**	Macao	Taiwan, Province of China
Curacao	Madagascar	Tanzania*
Cyprus	Malaysia	Thailand
Czechia	Mali	Togo
Denmark	Malta	Trinidad and Tobago
Dominica	Mauritania	Tunisia
Dominican Republic	Mexico	Turkey
Ecuador	Monaco	Turks and Caicos
Egypt	Mongolia	Uganda*
El Salvador	Morocco	Ukraine
Eritrea	Mozambique	United Arab Emirates
Estonia	Myanmar	United Kingdom
Ethiopia	Namibia	United States of America
Fiji	Netherlands	Uruguay
Finland	New Zealand	USA
France	Nicaragua	Uzbekistan
French Guiana	Niger	Venezuela**
Gabon	Nigeria	Vietnam
Georgia	Norway	Virgin Islands
Germany	Oman	Yemen
Ghana	Pakistan	Zambia*
Greece	Panama	Zimbabwe

*	Covered Countries
**

Minerals from this location were substantially transformed before being incorporated into finished products. Such a substantial transformation of the minerals occurred outside of the United States in a third country by a person other than a United States person.

INDEPENDENT PRIVATE SECTOR AUDIT

Qorvo engaged RCS Global Ltd to conduct an independent private sector audit of this CMR for the Reporting Period. Refer to the audit report attached as Exhibit A to this CMR.

2022 PLANNED IMPROVEMENTS

Qorvo is committed to the responsible sourcing of 3TG and will continue to advance the implementation of its responsible mineral program with relevant suppliers.

For the 2022 reporting period, we plan to:

•	Continue working with suppliers who may provide incomplete or inaccurate sourcing information and drive them towards 100% identification of the actual SORs in the supply chain.

•	Continue encouraging smelters and refiners to participate in the RMAP.

Forward Looking Statements

This Conflict Minerals Report contains forward-looking statements, including statements regarding our due diligence planned improvements, and other statements preceded by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “goal,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “reasonably,” “should,” “thinks,” “will” or the negative of these terms or other comparable terminology, and include, among others, our planned improvements. These statements are only predictions or our current intentions. We do not guarantee future activities, performance or achievements, which could be affected by, among other things, changes in Rule 13p-1, interpretations of Rule 13p-1, international due diligence frameworks, law, our internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. We do not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.

Exhibit A

INDEPENDENT AUDITOR’S REPORT

INDEPENDENT PRIVATE SECTOR AUDIT REPORT

DODD FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502

Qorvo, Inc.

To the Board of Directors

RCS Global Ltd (or “RCS”) conducted an Independent Private Sector Audit (IPSA) of Qorvo, Inc. (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2021. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

1) Whether the design of the Company’s due diligence measures as set forth in the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2021, is in conformity with, in all material respects, the criteria set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Guidance”), and

2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2021, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the audit objectives.

We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.

For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program and the design of the due diligence framework at the Company. For the second audit objective, we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report and conducted interviews with the persons of the Company involved in the implementation of these measures. For the second audit objective, we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•

The design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2021, as set forth in the Conflict Minerals Report is in conformity with, in all material respects, the OECD Guidance, and

•

The Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2021, is consistent with the due diligence process that the Company undertook.

RCS Global Ltd

London, 06 April 2022

Josue Ruiz

Auditor